UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 28, 2014

PEGASI ENERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-134568	20-4711443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 N. Broadway, Suite 204, Tyler, Texas 75702
(Address of principal executive offices)

Registrant’s telephone number, including area code: (903) 595-4139

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alan Gelfand Resignation

Effective January 28, 2014, Alan Gelfand resigned for personal reasons, effective immediately, as a director of Pegasi Energy Resources Corporation (the “Company”).  In submitting his resignation, Mr. Gelfand did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

David Moss Resignation

Effective January 30 , 2014, David Moss resigned for personal reasons, effective immediately, as a director of the Company.  In submitting his resignation, Mr. Moss did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Jay Moorin Appointment

Effective January 31, 2014, the Company appointed Jay Moorin to the Board of Directors of the Company.

Since 1998, Mr. Moorin has served as a founding general partner of ProQuest Investments, a healthcare venture capital firm. From 1991 to 1998, Mr. Moorin served as president and chief executive officer of Margainin Pharmaceuticals Inc., a publicly-traded biopharmaceutical company and also served as chairman of its board of directors from 1996 to 1998.  Prior to Margainin, Mr. Moorin held the position of Managing Director of Healthcare Banking at Bear Stearns & Co. Inc. and Vice President of Marketing and Business Development at a division of the ER Squibb Pharmaceutical Company.  Currently, Mr. Moorin serves on the board of directors of Eagle Pharmaceuticals (Chairman) and Mevion Medical Systems and is an advisor to DPT Capital Management, LLC, an investment firm and serves as a Trustee of the Equinox Funds Trust.  Previously, Mr. Moorin served on the board of directors of numerous public and private healthcare companies.  In addition, Mr. Moorin held the position of adjunct senior fellow of the Leonard Davis Institute of Health Economics at the University of Pennsylvania from 1997 to 2012.  Mr. Moorin holds a B.A. in economics with distinction from the University of Michigan.

There is no understanding or arrangement between Mr. Moorin and any other person pursuant to which Mr. Moorin was selected as a director.  Mr. Moorin does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Item 7.01                      Regulation FD Disclosure.

On February 3, 2014, the Company issued a press release relating to the appointment of Mr. Jay Moorin and the resignations of Messrs. Gelfand and Moss, as discussed in Item 5.02 above. A copy of the press release that discusses this matter is filed as Exhibit 99.03 to, and incorporated by reference in, this report.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.03, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.03, the Company makes no admission as to the materiality of any such information that it is furnishing.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

99.01	Letter of Resignation from Alan Gelfand.
99.02	Letter of Resignation from David Moss.
99.03	Press Release, issued by Pegasi Energy Resources Corporation on February 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASI ENERGY RESOURCES CORPORATION

Dated: February 3, 2014	By: /s/ JONATHAN WALDRON
Jonathan Waldron Chief Financial Officer